UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 30, 2013

Environmental Science and Technologies, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54758	45-5529607
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4 Wilder Drive #7

Plaistow, NH 03865

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(603) 378-0809

(ISSUER TELEPHONE NUMBER)

______________________________________________________________________________

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

Between April 30, 2013 and March 3, 2013, the Registrant sold an aggregate of 2,821,429 shares of its common stock for aggregate consideration of $283 (a per-share price of $.0001, being the par value of the shares). The shares were sold to three accredited investors, one of whom is Michael G. Faris, an officer and director of the Registrant, and one of whom is Ibrahim Ash, an officer of the Registrant (see Item 5.02 below).

The Registrant believes that the foregoing transactions were exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom the Registrant believes was  an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2013, the Registrant’s Board of Directors was enlarged to two persons and Michael G. Faris was appointed by Michael R. Rosa, the sole director, to the Board of Directors of the Registrant to fill the resulting vacancy. Any compensation for members of the Registrant’s Board of Directors has yet to be determined.

In addition, Mr. Faris was appointed Chief Operating Officer/Chief Financial Officer of the Registrant. In connection with appointing Mr. Faris Chief Financial Officer of the Registrant, Michael R. Rosa resigned as the Chief Financial Officer of the Registrant, but he continues to serve as the CEO and Chairman of the Board of Directors. In his capacity as Chief Operating Officer/Chief Financial Officer, Mr. Faris will be responsible for overseeing the business and financial operations of the Registrant, subject to the supervision of the CEO and the Board of Directors. Mr. Faris does not currently have an employment agreement with the Registrant. He will receive an annual salary of $110,000 for serving as the Chief Operating Officer/Chief Financial Officer.

Mr. Faris joined Enco Industries, Inc. (Enco), a global provider of environmental control solutions, in June 2011 as Vice President of its Government Defense and Supply Group division. In October, 2011, Mr. Faris was promoted to Corporate Vice President of Enco.  Enco is a privately held environmental products and solutions company located in Plaistow, New Hampshire. Prior to joining Enco, Mr. Faris was a public school teacher from March, 2010 until June, 2011. From May, 2008 until February, 2010, Mr. Faris served as the controller of Boston-based Signature Flight Support, a subsidiary of BBA Aviation, a British company. Prior to 2008, Mr. Faris’ experience included government contracting, public utilities, electro-optics detectors and threat warning devices, contract manufacturing, and import and distribution.  Mr. Faris worked in the internal audit functions at Raytheon Systems and GTE Service Corp.  He also was a product controller at Honeywell/Loral.

On May 3, 2013, Ibrahim Ash was appointed Vice President, Business Development of the Registrant. In such capacity, Mr.  Ash will be responsible for overseeing the business development efforts of the Registrant, subject to the supervision of the CEO and COO. Mr. Ash does not currently have an employment agreement with the Registrant. He will receive an annual salary of $82,500 for serving as the Vice President, Business Development of the Registrant.

From February 2012 to April 2013, Mr. Ash was employed as the Director of Business Development in the US and Middle East for Enco, a global provider of environmental control solutions. At Enco, Mr. Ash was responsible for new business and new product development. From February, 2011 until January 2012, Mr. Ash was training in the area of business analytics. From December 2009 until January 2011, Mr. Ash was the Business Development Manager for Converge, Peabody Massachusetts, a wholly-owned subsidiary of Arrow Electronics, a global supply chain partner for technology driven companies. At Converge, Mr. Ash was responsible for developing new business in the supply chain area. From July 2009 until November 2009, Mr. Ash was training in the area of cloud computing. From June 2008 to June 2009, Mr. Ash was the Business Development Manager for Ballard Power Systems, Lowell, Massachusetts, a global designer and manufacturer of clean energy hydrogen fuel cells. At Ballard Power Systems, Mr. Ash was responsible for the development of new business with respect to alternative energy fuel cell products. From February 2008 until May 2008, Mr. Ash was training in the area of nanotechnology.  From January 2000 until January 2008, Mr. Ash was a global sales account executive for Sanmina-SCI, of Woburn Massachusetts, a global electronics manufacturing services provider.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Environmental Science and Technologies, Inc.

By: /s/ Michael R. Rosa

Name: Michael R. Rosa

Title: Chief Executive Officer

Dated: May 3, 2013